EXHIBIT 23.1


                         Consent of Independent Auditors

The Board of Directors
Xiox Corporation:


We consent to incorporation herein by reference of our report dated February 19, 1999, relating to the consolidated balance sheets of Xiox Corporation and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the two-year period ended December 31, 1998, which report is incorporated by reference in the December 31, 1998, annual report on Form 10-KSB of Xiox Corporation.

                                                              /S/ KPMG LLP
                                                              ------------------
                                                              (KPMG LLP)

Mountain View, California
June 25, 1999